THE BANK OF NEW YORK
                              GLOBAL FEE SCHEDULE
                                      FOR
                               BARON SELECT FUNDS
                                  PORTFOLIO AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

--------------------------------------------------------------------------------
                                        Global
                                        Safekeeping Fee       Transaction Fee
Countries                               *(in basis points)    (U.S. Dollars)
--------------------------------------------------------------------------------
Argentina                                           18.00                     70
Australia                                            4.00                     50
Austria                                              5.00                     65
Bahrain                                             60.00                    175
Bangladesh                                          45.00                    175
Belgium (reg. bds)                                   2.00                     60
Belgium (equities and Cpn bds)                       4.00                     60
Bermuda                                             30.00                     90
Bolivia                                             50.00                     95
Botswana                                            35.00                     65
Brazil                                              30.00                     25
Bulgaria                                            50.00                    100
Canada                                               2.00                     15
Chile                                               30.00                     70
China                                               25.00                     60
Colombia                                            50.00                    135
Costa Rica                                          15.00                     60
Croatia                                             35.00                     65
Cyprus                                              15.00                     45
Czech Republic                                      23.00                     60
Denmark                                              3.00                     85
Ecuador                                             55.00                    100
Egypt                                               45.00                    120
Estonia                                              7.00                     20
Euro CD's                                            3.00                     30
Euromarket (Euroclear-Eurobonds only*)               2.00                     15
Finland                                              8.00                     60
France                                               4.00                     60
Germany                                              2.00                     35
Ghana                                               35.00                     70
Greece                                              30.00                    145
Hong Kong                                            8.00                     75
Hungary                                             50.00                    175
Iceland                                             60.00                    175
India                                               50.00                    175
Indonesia                                           12.00                    125
Ireland                                              3.50                     45
Israel                                              35.00                     55
Italy                                                4.00                     70

                              THE BANK OF NEW YORK
                              GLOBAL FEE SCHEDULE
                                      FOR
                               BARON SELECT FUNDS
                                  PORTFOLIO AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

--------------------------------------------------------------------------------
                                        Global
                                        Safekeeping Fee       Transaction Fee
Countries                               *(in basis points)    (U.S. Dollars)
--------------------------------------------------------------------------------
Ivory Coast                                         40.00                    155
Jamaica                                             35.00                     50
Japan (bonds)                                        3.00                     10
Japan (equities)                                     3.00                     10
Jordan                                              45.00                    140
Kenya                                               35.00                     65
Latvia (equities/bonds)                             30.00                     75
Latvia Gov't Bonds                                  15.00                     75
Lebanon                                             25.00                     90
Lithuania                                           20.00                     50
Luxembourg                                           6.00                     65
Malaysia                                             9.00                    125
Mexico                                              10.00                     25
Morocco                                             35.00                    110
Namibia                                             35.00                     65
Netherlands                                          6.00                     35
New Zealand                                          3.50                     65
Nigeria                                             35.00                     65
Norway                                               3.00                     80
Oman                                                60.00                    175
Pakistan                                            40.00                    150
Panama                                              65.00                     85
Peru                                                45.00                    120
Philippines                                         12.00                    125
Poland                                              35.00                    125
Portugal                                            20.00                    100
Romania                                             35.00                    100
Russia Equities                                     45.00                    175
Russia (Min. Fin Bonds)                             10.00                    100
Singapore                                            8.00                     90
Slovak Republic                                     35.00                    150
South Africa                                         1.50                     35
South Korea                                         12.50                     55
Spain                                                5.00                     50
Sri Lanka                                           20.00                     70

                              THE BANK OF NEW YORK
                              GLOBAL FEE SCHEDULE
                                      FOR
                               BARON SELECT FUNDS
                                  PORTFOLIO AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

--------------------------------------------------------------------------------
                                        Global
                                        Safekeeping Fee       Transaction Fee
Countries                               *(in basis points)    (U.S. Dollars)
--------------------------------------------------------------------------------
Swaziland                                           35.00                     65
Sweden                                               3.00                     60
Switzerland                                          3.00                     75
Taiwan                                              17.00                    135
Thailand                                             5.00                     45
Tunisia                                             40.00                     45
Turkey                                              20.00                     75
Ukraine                                             30.00                     45
United Kingdom                                       3.00                     35
United Kingdom (gilts)                               3.50                     50
Uruguay                                             60.00                     85
Venezuela                                           50.00                    175
Zambia                                              35.00                     70
Zimbabwe                                            35.00                     65

* Fee expressed in basis points per fund, per annum is calculated based upon month end market value.

**   For non-Eurobond holding in Euroclear, surcharges apply.
Fee is expressed in basis points per month and is calculated based upon month-end market value. The above instruction fees are based on a assumption that BNY will receive instructions via SWIFT, BNY proprietary systems or other electronic medium as agreed by BNY. Domestic and Global Instructions received through other medium (e.g., Facsimile) will be subject to an additional surcharge of $25.00 per trade.

MINIMUM FEE FOR USE OF OUR GLOBAL NETWORK
-----------------------------------------
$500 per month, per portfolio.

THIRD PARTY FOREIGN EXCHANGE SETTLEMENTS
----------------------------------------
$50 per transaction/money movement.

MINIMUM  CHARGES IMPOSED BY AGENT BANKS/LOCAL ADMINISTRATORS
------------------------------------------------------------
Brazil - 15 basis points for annual administrative charges
Chile - USD $17,500 - $20,000 per annum minimum administration charge Colombia - USD $600 per month minimum administration charge
Ecuador - USD $800 monthly minimum per relationship
Egypt - USD $400 monthly minimum per relationship

ADDITIONAL CHARGES
------------------
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, extraordinary telecommunication fees or other unusual expenses which are unique to a country in which our clients is investing will be in addition to the stated fees.


BARON SELECT FUND                            THE BANK OF NEW YORK
-----------------                            --------------------

Accepted by: /s/ Peggy Wong                  Accepted by: /s/ Edward G. MaGann
            ---------------------=------                 -----------------------
      Title:     Chief Financial Officer           Title:     Vice President
            ----------------------------                 -----------------------
      Date:      April 23, 2003                     Date:     April 23, 2003
            ----------------------------                 -----------------------